EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Paul W. Fehlman, has executed this certification in connection with the filing of AZZ Inc.’s (the "Company") Quarterly Report on Form 10-Q for the period ended May 31, 2018 (the “Report”). The undersigned hereby certifies pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that:

1.	to my knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 3, 2018	/s/ Paul W. Fehlman
Paul W. Fehlman
Senior Vice President and
Chief Financial Officer